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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 19, 2001 on the consolidated financial statements of Brown & Brown, Inc. (the "Company") as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference into the Company's Form 10-K and 10-K/A for the year ended December 31, 2000, into the Company's Form S-3 dated on or around December 14, 2001, and to all references to our Firm included in this registration statement.

/S/ ARTHUR ANDERSEN LLP
Orlando, Florida,
December 14, 2001.